Exhibit 99.1

indie Semiconductor Exceeds Q1 2023 Growth Expectations

•Delivers Revenue of $40.5M, up 84% YoY and 22% Sequentially
•Expands Non-GAAP Gross Margin to 52.2%, up 484 Basis Points YoY
•Guides Q2 2023 Revenue up 102% YoY and 28% Sequentially to a >$200M Annualized Run-rate

ALISO VIEJO, Calif. – May 11, 2023 – indie Semiconductor, Inc. (Nasdaq: INDI), an Autotech solutions innovator, today announced first quarter results for the period ended March 31, 2023. First quarter revenue was up 84 percent from the same period a year ago and 22 percent sequentially to a record $40.5 million, ahead of indie’s guidance and consensus estimates. Non-GAAP gross margin expanded 484 basis points year-over-year to 52.2 percent and was also better than analyst expectations. On a GAAP basis, first quarter 2023 operating loss was $37.0 million compared to $34.3 million a year ago. Non-GAAP operating loss for the first quarter of 2023 was $16.8 million, versus $16.5 million during the same period last year, reflecting customer-driven R&D, sales and marketing investments.

“indie once again delivered record results ahead of guidance and is off to a strong start to 2023,” said Donald McClymont, indie’s co-founder and chief executive officer. “Our growth trajectory reflects continued design win momentum spanning ADAS, vehicle electrification and user experience applications. At the same time, our deeper R&D investments and targeted acquisitions are beginning to contribute, enabling us to sharply outpace our peer group. Accordingly, today we are even better positioned to capitalize on the 2025 Autotech market opportunity of $42 billion.”

Business Highlights

•Awarded an ADAS design win at General Motors in partnership with Sharp Japan
•Launched breakthrough 120 GHz Radar transceivers for in-cabin monitoring applications
•Captured advanced lighting design wins at leading Chinese EV OEMs including BYD, Nio and Li Auto
•Secured initial Vision sockets at Panasonic in support of Honda
•Closed the acquisition of GEO Semiconductor and Silicon Radar

Q2 2023 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures.

“Given indie’s order visibility and the depth of our new product pipeline, we plan to demonstrably outperform the Autotech market over the forecast horizon,” said Thomas Schiller, indie’s chief financial officer and executive vice president of strategy. “Specifically, for the second quarter of 2023, we plan to scale to a $205-$210 million annualized revenue run-rate, with non-GAAP gross margin in the 52 percent range and a narrower operating loss. Further, we are on track to reach profitability in the second half of this year on our way to achieving our target operating model driven by sustained topline growth, further gross margin expansion and operating expense leverage.”

indie’s Q1 2023 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its first quarter 2023 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (877) 451-6152 (domestic) or (201) 389-0879 (international), Conference ID: 13737926.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on May 11, 2023 until 11:59 p.m. Eastern time on May 25, 2023 under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Replay Pin Number: 13737926.

About indie

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. We focus on developing innovative, high-performance and energy-efficient technology for ADAS, user experience and electrification applications. Our mixed-signal SoCs enable edge sensors spanning Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions transform the in-cabin experience and accelerate increasingly automated and electrified vehicles. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide. Headquartered in Aliso Viejo, CA, indie has design centers and regional support offices across the United States, Canada, Argentina, Scotland, England, Germany, Hungary, Morocco, Israel, Japan, South Korea and China.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including expectations regarding our guidance for top line growth, non-GAAP gross margin, operating expenses, and annualized run-rate, our expectations regarding the future benefits of our acquisitions of GEO Semiconductor and Silicon Radar, our belief that we are on track to reach profitability in the second half of 2023, our expectations that we will outpace our peer group, insulating us from isolated geographic, customer or market weakness, and our ability to gain design win momentum across ADAS, vehicle electrification and user experience applications and capitalize on the growing $42 billion Autotech serviceable market. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 28, 2023 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; the impact of the COVID-19 pandemic; the impact of Russia’s invasion of Ukraine; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022

Revenue:
Product revenue	$33,653	$18,086
Contract revenue	6,799	3,913
Total revenue	40,452	21,999
Operating expenses:
Cost of goods sold	24,056	14,192
Research and development	36,563	29,499
Selling, general, and administrative	16,814	12,642
Total operating expenses	77,433	56,333
Loss from operations	(36,981)	(34,334)
Other income (expense), net:
Interest income	2,419	33
Interest expense	(2,148)	(58)
Gain (loss) from change in fair value of warrants	(47,332)	47,353
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	(1,630)	83
Other expense	—	(30)
Total other income (expense), net	(48,691)	47,381
Net income (loss) before income taxes	(85,672)	13,047
Income tax benefit	3,706	659
Net income (loss)	(81,966)	13,706
Less: Net income (loss) attributable to noncontrolling interest	(9,220)	2,873
Net income (loss) attributable to indie Semiconductor, Inc.	$(72,746)	$10,833

Net income (loss) attributable to common shares — basic	$(72,746)	$10,833
Net income (loss) attributable to common shares — diluted	$(72,746)	$10,833

Net income (loss) per share attributable to common shares — basic	$(0.55)	$0.10
Net income (loss) per share attributable to common shares — diluted	$(0.55)	$0.07

Weighted average common shares outstanding — basic	131,490,221	111,189,340
Weighted average common shares outstanding — diluted	131,490,221	147,396,772

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$207,398	$321,629
Restricted cash	—	250
Accounts receivable, net	24,626	26,441
Inventory, net	38,977	13,256
Prepaid expenses and other current assets	19,366	12,290
Total current assets	290,367	373,866
Property and equipment, net	21,112	15,829
Intangible assets, net	189,476	63,117
Goodwill	278,949	136,463
Operating lease right-of-use assets	11,676	12,055
Other assets and deposits	1,997	2,021
Total assets	$793,577	$603,351

Liabilities and stockholders' equity
Accounts payable	$16,925	$14,186
Accrued payroll liabilities	13,375	11,541
Accrued expenses and other current liabilities	70,666	13,159
Intangible asset contract liability	9,397	9,377
Current debt obligations	4,660	15,700
Total current liabilities	115,023	63,963
Long-term debt, net of current portion	155,959	155,699
Warrant liability	92,730	45,398
Intangible asset contract liability, net of current portion	2,088	4,177
Deferred tax liabilities, non-current	10,628	7,823
Operating lease liability, non-current	9,791	10,115
Other long-term liabilities	49,220	1,844
Total liabilities	$435,439	$289,019
Commitments and contingencies
Stockholders' equity
Preferred stock	$—	$—
Class A common stock	14	13
Class V common stock	2	2
Additional paid-in capital	692,090	568,564
Accumulated deficit	(316,561)	(243,816)
Accumulated other comprehensive loss	(13,451)	(11,951)
indie's stockholders' equity	362,094	312,812
Noncontrolling interest	(3,956)	1,520
Total stockholders' equity	358,138	314,332
Total liabilities and stockholders' equity	$793,577	$603,351

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2023	2022
Computation of non-GAAP gross margin:
GAAP revenue	$40,452	$21,999
GAAP cost of goods sold	24,056	14,192
Acquisition-related expenses	(4,667)	(2,622)
Share-based compensation	(68)	—
Non-GAAP gross profit	$21,131	$10,429
Non-GAAP gross margin	52.2%	47.4%

	Three Months Ended March 31,
	2023	2022
Computation of non-GAAP operating loss:
GAAP loss from operations	$(36,981)	$(34,334)
Acquisition-related expenses	8,556	5,451
Share-based compensation	11,626	12,415
Non-GAAP operating loss	$(16,799)	$(16,468)

	Three Months Ended March 31,
	2023	2022
Computation of non-GAAP net loss:
GAAP Net income (loss)	$(81,966)	$13,706
Acquisition-related expenses	8,556	5,451
Share-based compensation	11,626	12,415
(Gain) loss from change in fair value of warrants	47,332	(47,353)
(Gain) loss from change in fair value of contingent considerations and acquisition-related holdbacks	1,630	(83)
Other expense	—	30
Non-cash interest expense	259	—
Income taxes benefits	(3,706)	(659)
Non-GAAP net loss	$(16,269)	$(16,493)

Three Months Ended March 31, 2023
Computation of non-GAAP share count:
Weighted Average Class A common stock - Basic	131,490,221
Weighted Average Class V common stock - Basic	20,737,857
Escrow Shares	1,725,000
TeraXion Unexercised Options	1,113,169
Non-GAAP share count	155,066,247

Non-GAAP net loss	$(16,269)
Non-GAAP net loss per share	$(0.10)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net loss, (iv) non-GAAP share count and (v) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and certain license rights, and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, and (v) income tax benefit (expenses). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting GAAP cost of sales, adjusted for acquisition-related expenses and share-based compensation, from GAAP revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and expenses recognized in relation to changes in contingent consideration obligations) and share-based compensation. We calculate non-GAAP net loss by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, and amortization of acquisition-related intangibles and certain license rights, and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to change in the fair value of warrants, contingent considerations issued by indie and acquisition-related holdbacks, (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, and (v) income tax benefit (expense). We calculate non-GAAP share count by adding (i) weighted average Class A common stock, (ii) weighted average Class V common stock, (iii) Escrow Shares and (iv) vested but unexercised options issued as part of the TeraXion acquisition. Non-GAAP net loss per share is calculated by non-GAAP loss divided by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related expenses - including such items as, when applicable, amortization of acquired intangible assets and certain license rights, fair value charges incurred upon the sale of acquired inventory, and acquisition-related professional fees and legal expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees and employer tax related to employee stock transactions. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Income tax benefit (expense) - related to the estimated income tax benefit (expense) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments

(fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.